UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2006
RTW, Inc.
(Exact name of registrant as specified in its charter)
Minnesota
(State or other jurisdiction of incorporation)

0-25508 (Commission File Number)	41-1440870 (I.R.S. Employer Identification No.)
8500 Normandale Lake Blvd., Suite 1400
Bloomington, MN 55437
(Address of principal executive offices and Zip Code)
(952) 893-0403
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement
Executive Officers and Staff 2005 Incentive Plan
     On February 22, 2006, the Company’s Board of Directors and its Compensation Committee approved the payment of amounts under the Company’s 2005 cash incentive program totaling $1,523,000, including $290,000 in discretionary incentives for executive officers and granted qualified stock options to purchase shares of the Company’s common stock at $11.10, expiring in 10 years, generally expiring 90 days after the individual ceases to be an employee of the Company, and vesting 50% at grant date and 100% after one year, to:

Shares underlying Stock Option Granted
Executive Officer and Title	February 22, 2006
Jeffrey B. Murphy President and Chief Executive Officer	10,000
Alfred L. LaTendresse Executive Vice President and Chief Financial Officer	10,000
Keith D. Krueger Vice President — Insured Products	10,000
Patricia M. Sheveland Vice President — Case and Claims Management	10,000
David M. Dietz Vice President — Business Development	10,000
Thomas J. Byers Executive Vice President — Sales and Marketing	2,500
Section 2 — Financial Information
Item 2.02 — Results of Operations and Financial Condition
     On February 24, 2006, RTW, Inc. issued a press release entitled “RTW, Inc. Reports Sixteenth Consecutive Profitable Quarter” announcing the results for the three months and year ended December 31, 2005. A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.
     The information provided pursuant to Item 2.02 of this Form 8-K is being furnished and is not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor may it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 — Financial Statements and Exhibits
     (d) Exhibits:

Exhibit No.	Description

99.1	Press Release dated February 24, 2006, entitled “RTW, Inc. Reports Sixteenth Consecutive Profitable Quarter.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTW, Inc.
Dated: February 27, 2006	By	/s/ Jeffrey B. Murphy
Jeffrey B. Murphy
President and Chief Executive Officer (Principal Executive Officer)